                                                                EXHIBIT 4.4

                              50-OFF STORES, INC.
                          SUBSCRIPTION EXERCISE FORM


     The following instructions relate to a rights offering (the "OFFERING") being effected by 50-OFF Stores, Inc., a Delaware corporation (the "COMPANY"), with respect to Units of the Company and related shares of Common Stock, $.01 par value (the "COMMON STOCK") and Series A Preferred Stock, $.01 par value
(the "PREFERRED STOCK") of the Company, as described below and in the Disclosure Statement (the "DISCLOSURE STATEMENT") with Respect to Debtors' Joint Plan of Reorganization, as Amended, dated March 27, 1997 (the "PLAN"). Capitalized terms used herein without definition shall have the meaning set forth in the Plan.

THE OFFERING

     Basic Subscription Privilege.  The Company is offering up to 122,009 Units
     ----------------------------
(the "TOTAL MAXIMUM") and not less than 30,500 Units (the "TOTAL MINIMUM") (with each Unit representing 20 shares of Common Stock and 20 shares of Series A Preferred Stock) to current holders of Common Stock as of March 21, 1997 (the "RECORD DATE") pursuant to Basic Subscription Privileges. The Basic Subscription Privilege entitles each current holder to purchase one Unit for each share of Common Stock held on the Record Date at the Subscription Price of $100.00 per Unit (the "SUBSCRIPTION PRICE"), subject to the Total Maximum and Total Minimum.

     The Oversubscription Privilege.  Each current holder may exercise the
     ------------------------------
Oversubscription Privilege to subscribe for additional Units that are otherwise unsubscribed.

     Allocation Upon Oversubscription.  In the event of an oversubscription of
     --------------------------------
the Units, each subscriber shall receive one Unit for each 100 shares of Common Stock held on the record date. Thereafter, any remaining Units will be divided pro rata among subscribers based upon the number of Units requested and not provided. Subscribers will be refunded, promptly after the Expiration Date, any portion of the subscription price, without interest, to the extent their subscriptions are not filled pursuant to the Basic Subscription Privilege or Oversubscription Privilege. There can be no assurance that any Units will be available to satisfy in whole or in part any holder's Basic Subscription Privilege or Oversubscription Privilege.

     TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE PROPERLY, THE SUBSCRIPTION EXERCISE FORM MUST BE COMPLETED, AND PAYMENT IN FULL OF THE AGGREGATE SUBSCRIPTION PRICE FOR THE ADDITIONAL UNITS MUST ACCOMPANY THE EXERCISE FORM.

     The Offering will expire at 5:00 p.m., Central Standard Time, on May 20, 1997 (the "EXPIRATION DATE"), unless extended at the discretion of the Company.

     YOUR SUBSCRIPTION EXERCISE FORM MUST BE RECEIVED BY THE ESCROW AGENT AT OR BEFORE 5:00 P.M., CENTRAL STANDARD TIME, ON MAY 20, 1997.

1.  SUBSCRIPTION PRICE.

     To subscribe for Units in the Offering, complete the Subscription Exercise Form. Send your properly completed and executed Subscription Exercise Form, together with payment in full of the Subscription Price for each Unit subscribed for, to BANK ONE TEXAS, N.A., as Escrow Agent (the "ESCROW AGENT"). Payment of the Subscription Price must be made for the full number of Units being subscribed for (a) in U.S. dollars by check or bank draft, payable to "50-OFF STORES, INC. RIGHTS OFFERING ESCROW ACCOUNT" as Escrow Agent, or (b) by wire transfer of funds in U.S. dollars to the account maintained by the Escrow Agent for such purpose, at BANK ONE, TEXAS, N.A.; ABA NO. 0440-000-37; ACCOUNT NO. 833692200; RE: 50-OFF STORES ESCROW; ATTN: MS. TINA VANCE.

     Holders who hold Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Subscription Rights. If such beneficial owner so instructs, the record holder of such Subscription Right should complete the Exercise Forms and submit them to the Escrow Agent with the proper payment. In addition, beneficial owners of Common Stock held through such a nominee holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owners' instructions.

     The address and telephone number of the Escrow Agent are as follows:

                             BANK ONE TEXAS, N.A.
                      500 THROCKMORTON STREET, SUITE 704
                            FORT WORTH, TEXAS 76102
                              ATTN: LEEANN KELSEY
                                (817) 884-4422

2.  ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

     Issuances and deliveries of stock certificates will be made to record holders of Common Stock at the address shown on the face of the Subscription Exercise Form unless instructions for special delivery to the contrary are specified in the Subscription Exercise Form.

3.  SIGNATURES.

     a. Signatures by Registered Holder. The signature on the Subscription Exercise Form must correspond with the name of the registered current holder of Common Stock exactly as it appears on the face of the Subscription Exercise Form without any alteration or change whatsoever. Persons who sign the Subscription Exercise Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Company satisfactory evidence of their authority to so act.

     b. Signature Guarantees. All subscribers who specify special delivery instructions pursuant to the Subscription Exercise Form must have their signatures guaranteed with a medallion guarantee by an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

4.  METHOD OF DELIVERY.

     The method of delivery of Subscription Exercise Forms and payment of the Subscription Price to the Escrow Agent will be at the election and risk of subscribers, but, if sent by mail, it is recommended that a sufficient number of days be allowed to ensure delivery to the Escrow Agent prior to 5:00 p.m., Central Standard Time, on May 20, 1997.

5.  IRREGULARITIES.

     All questions concerning the timeliness, validity, form and eligibility of Subscription Exercise Forms received or any exercise of Subscription Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the proposed subscription for Units. Subscription Exercise Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Escrow Agent will be under any duty to give notifications of any defect or irregularity in connection with the submission of Subscription Exercise Forms or incur any liability for failure to give such notifications.

                              50-OFF STORES, INC.
                SUBSCRIPTION EXERCISE FORM FOR RIGHTS OFFERING
                ----------------------------------------------

NOTICE:  USE THIS FORM TO EXERCISE YOUR RIGHT TO PURCHASE UNITS PURSUANT TO THE
                    THE 50-OFF STORES, INC. RIGHTS OFFERING

Name of Record holder of Stock and number of shares held
(number of shares in upper right hand corner of mail label):

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                             TERMS AND CONDITIONS
                             --------------------

     THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN DEBTORS' JOINT PLAN OF REORGANIZATION, AS AMENDED, DATED MARCH 27, 1997 (THE "PLAN") FILED BY 50-OFF STORES, INC. (THE "COMPANY") AND ITS SIGNIFICANT SUBSIDIARIES IN THEIR CHAPTER 11 BANKRUPTCY CASES PENDING BEFORE THE UNITED STATES BANKRUPTCY COURT IN THE WESTERN DISTRICT OF TEXAS, SAN ANTONIO DIVISION (THE "COURT"), JOINTLY ADMINISTERED UNDER CASE NUMBER 96-54430-C. THE TERMS OF SUCH PLAN, TOGETHER WITH ALL OF ITS EXHIBITS AND THE INSTRUCTIONS ACCOMPANYING THIS FORM, ARE
INCORPORATED HEREIN BY REFERENCE.   TERMS USED HEREIN SHALL HAVE THE MEANINGS
ASSIGNED TO THEM IN THE PLAN. MATERIAL INFORMATION REGARDING THE RIGHTS OFFERING IS CONTAINED WITHIN THE COMPANY'S DISCLOSURE STATEMENT WITH RESPECT TO THE DEBTORS' JOINT PLAN OF REORGANIZATION, AS AMENDED, DATED MARCH 27, 1997, (THE "DISCLOSURE STATEMENT"). THE PLAN IS ATTACHED TO THE DISCLOSURE STATEMENT
AS EXHIBIT "A."   AN ESCROW AGREEMENT WITH REGARD TO THE RIGHTS OFFERING IS
ATTACHED AND INCORPORATED INTO THE PLAN AS EXHIBIT "E." YOU ARE ADVISED TO READ THE SUBSCRIPTION INSTRUCTIONS, THE PLAN AND THE DISCLOSURE STATEMENT AND EACH OF THEIR RESPECTIVE EXHIBITS THOROUGHLY. BY SIGNING THIS FORM YOU ARE ACKNOWLEDGING RECEIPT OF ALL SUCH DOCUMENTS.

     THIS FORM MUST BE RECEIVED BY THE ESCROW AGENT AT THE ADDRESS ON THE
     ====================================================================
 REVERSE SIDE OF THIS FORM WITH PAYMENT IN FULL BY 5:00 P.M., CENTRAL STANDARD
 =============================================================================
                TIME, ON MAY 20, 1997 (THE "EXPIRATION DATE"),
                =============================================

unless the Expiration Deadline is extended in the sole discretion of the Company. Any Rights not exercised prior to the Expiration Date will expire.

     The person that signs the reverse side of this form certifies (i) that he/she was the holder of the number of shares of common stock of 50-OFF Stores, Inc. as reflected on the mailing label above on March 27, 1997, or (ii) that the he/she has made the appropriate handwritten changes to the information within such mailing label to make the information within the mailing label accurate.

         YOU MUST COMPLETE BOTH SIDES OF THIS FORM TO PURCHASE UNITS.

____________

The undersigned hereby elects to purchase the following
number of Units at $100.00 per Unit (a Unit is comprised
of 20 shares of Series A Preferred Stock and 20 shares
of New Common Stock).                                      -----------------

The undersigned hereby tenders payment in full for such
Units in the following amount (such amount being the
number of Units subscribed for multiplied by  $100.00).    $
                                                            ----------------


Make payments by check payable to:

             "50-OFF STORES, INC. RIGHTS OFFERING ESCROW ACCOUNT"

If you desire to wire transfer your payment instead of paying by check, the necessary wiring information is set forth in the attached instructions. This completed form and the full purchase price must be provided to the Escrow Agent on or before May 20, 1997 in accordance with the Rights Offering Instructions provided to the undersigned. The undersigned understands that the number of Units sold may be limited in the manner described within the Plan if there is an oversubscription of Units.

The undersigned instructs the Company to register the Series A Preferred Stock and the New Common Stock in the name of (please print)(if blank, name on mailing
label on reverse side will be used):                      .
                                    ----------------------

The undersigned instructs the Company to send Series A Preferred Stock and the New Common Stock to the following address)(if blank, name on mailing label on reverse side will be used):

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Date:                                       Please insert social security
     ------------------------------         number or other identifying number:

                                            -----------------------------------


                            Signature:
                                      -----------------------------------------
              Name (typed or printed):
                                      -----------------------------------------
                                Phone: (   )
                                        --- -----------------------------------

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      | Return completed form with purchase price to the Escrow Agent: |
      |                      BANK ONE TEXAS, N.A.                      |
      |               500 THROCKMORTON STREET, SUITE 704               |
      |                     FORT WORTH, TEXAS 76102                    |
      |                       ATTN: LEEANN KELSEY                      |
      ------------------------------------------------------------------


Signature Guaranteed by:

-------------------------------------

A signature guarantee is needed only if (i) shares are to be registered in a name other than the name of current registered owner of common stock (i.e., the name on the mailing label) or (ii) shares are to be delivered to an address other than the registered holder's address (i.e., the address on the mailing label). All subscribers who specify such special delivery instructions must have their signatures guaranteed with a medallion guarantee by an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Provide name, name of firm, address and phone number of party guaranteeing signature:

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